UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              February 28, 2005

ChromaVision Medical Systems, Inc

(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

33171 Paseo Cerveza, San Juan Capistrano, CA	92675
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code         (949) 443-3355

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On February 28, 2005, the Company extended an offer letter of employment (the “Offer”) to David J. Daly, its Vice President of Sales.  The Offer, accepted by Mr. Daly, includes the following key provisions: (i) an initial annual base salary of $170,000; (ii) an annual performance-based bonus with a target payment of 40% of base salary based on the achievement of objectives as determined by the Company, pro-rated in 2005 based on the number of months of service; (iii) the grant of an option to purchase 75,000 qualified shares at an exercise price equal to the market price at the close of business on the grant date; (iv) eligibility to participate in the Company’s benefit program, effective the first of the month following date of hire; (v) eligibility to participate in the Company’s 401(k) Plan, effective the first calendar quarter following date of hire; (vi) an auto allowance of $600 per month; and (vii) accrual of vacation at the rate of three weeks and two days per years in addition to the standard paid holidays.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChromaVision Medical Systems, Inc.

Date: March 8, 2005	By:	STEPHEN T.D. DIXON
	Name:	Stephen T.D. Dixon
	Title:	Executive Vice President and
Chief Financial Officer